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                                     EXHIBIT 23.1

                           INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-47801 on Form SB-2 of Advantage Marketing Systems, Inc. of our report dated March 26, 1998 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma,
December 29, 1998